Exhibit 21.1


American Industrial Properties REIT, a Texas real estate investment trust

100%   American Industrial Properties REIT,Inc., a Maryland corporation

100%   AIP Tamarac, Inc., a Texas corporation

99% LP  1% GP  AIP Properties #1, L.P., a Delaware limited partnership

100%   AIP Northview, Inc., a Texas corporation

99% LP  1% GP  AIP Properties #2, L.P., a Delaware limited partnership

100%   AIP Properties #3 GP, Inc., Texas corporation

99% LP  1% GP   AIP Properties #3, L.P., a Delaware limited partnership